    As Filed With the Securities and Exchange Commission on January 31, 1997
                                                   Registration No. 333-_______

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington. D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                          CORTEX PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          Delaware                                   33-0303583
(STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)

                15241 Barranca Parkway, Irvine, California 92618
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)
                              ---------------------

                            1996 STOCK INCENTIVE PLAN

        1989 INCENTIVE STOCK OPTION, NONQUALIFIED STOCK OPTION AND STOCK
                                  PURCHASE PLAN

         1989 SPECIAL NONQUALIFIED STOCK OPTION AND STOCK PURCHASE PLAN

                              EXECUTIVE STOCK PLAN

                           (FULL TITLES OF THE PLANS)
                                  ------------

         Vincent F. Simmon, Ph.D., President and Chief Executive Officer
                          Cortex Pharmaceuticals, Inc.
                15241 Barranca Parkway, Irvine, California 92618
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (714) 727-3157
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:
                             Lawrence B. Cohn, Esq.
          Stradling, Yocca, Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

                       [cover page continued on next page]

                             [cover page continued]


                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------
                                  Proposed      Proposed
Title of            Amount         Maximum       Maximum       Amount of
Securities           To Be         Offering     Aggregate    Registration
 To Be             Registered       Price       Offering         Fee
Registered          (1)(2)(3)      Per Share     Price (4)
-------------------------------------------------------------------------
Common Stock,
 .001 par value   2,402,319 shares  $3.53125    $8,483,188.96      $2,571
-------------------------------------------------------------------------

(1) Includes the total number of shares of Common Stock which may be issued under the 1996 Stock Incentive Plan (the "1996 Plan"), which are 613,132 shares, plus (i) any shares underlying lapsed or expired options granted under the Company's 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan (the "1989 Incentive Plan"), 1989 Special Nonqualified Stock Option and Stock Purchase Plan (the 1989 Stock Purchase Plan") and Executive Stock Plan (the "Executive Plan"), (collectively the "Prior Plans"), plus, (ii) on the last day of each fiscal year of the Company, a number of shares equal to twenty percent (20%) of the increase in the number of shares of Common Stock outstanding since the last day of the previous fiscal year (except in the case of fiscal year ending June 30, 1997, in which case the added shares of Common Stock shall equal twenty percent (20%) of the increase in the number of shares of Common Stock outstanding since October 25, 1996).

(2) Includes an aggregate of 902,319 shares subject to issuance under outstanding options granted under the Company's Prior Plans.

(3) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Company's 1996 Plan, the 1989 Incentive Plan, the 1989 Stock Purchase Plan and the Executive Plan.

(4) The aggregate offering price for 1,500,000 shares of Common Stock registered hereby, which are to be offered to the Registrant's employees, officers, directors, consultants or other persons or entities who provide services to the Registrant or an affiliate of the Registrant pursuant to the 1996 Plan, and the remaining 902,319 shares of Common Stock registered hereby which would be issued upon exercise of the remaining options and rights to purchase which Registrant is authorized to issue under its 1989 Incentive Plan, 1989 Stock Purchase Plan and the Executive Plan, is estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the average of the closing bid and asked price of the Common Stock of the Registrant on the NASDAQ System on January 27, 1997.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-KSB for the year ended June 30, 1996.

     (b) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996.

     (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Prospectus referred to in (a) above.

     (d) The description of the Registrant's Common Stock that is contained in the Registrant's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) As permitted by the Delaware General Corporation Law, the Registrant's Restated Certificate of Incorporation, as amended, provides for indemnification of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Registrant's Restated Certificate of Incorporation, as amended, eliminates the liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law.

     (b) The Registrant has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide for the indemnification of directors and officers of the Company against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law. The Registrant also maintains directors and officers liability insurance, under which directors and officers are insured against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

        Number                        Description
        ------                        -----------


          4.1 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan, incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-1, No. 33-28284, effective on July 18, 1989.

          4.2 1989 Special Nonqualified Stock Option and Stock Purchase Plan, incorporated by reference to Exhibit 10.9 to the Company's Registration Statement on Form S-1, No. 33-28284, effective on July 18, 1989.

          4.3 Amendment to 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan adopted October 22, 1992, incorporated by reference to Exhibit 10.28 to the Company's Annual Report on Form 10-K filed September 16, 1992.

          4.4 Amendment to 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan adopted December 13, 1993, incorporated by reference to Exhibit 4.9 to the Company's Registration Statement on Form S-8 filed January 28, 1994.

          4.5 Amendment to 1989 Special Nonqualified Stock Option and Stock Purchase Plan adopted December 13, 1993, incorporated by reference to Exhibit 4.8 to the Company's Registration Statement on Form S-8 filed January 28, 1994.

          4.6 Amendment to Executive Stock Plan adopted December 13, 1993, incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form S-8 filed January 28, 1994.

          4.7 Amendment to 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan adopted December 15, 1994, incorporated by reference to Exhibit 4.10 to the Company's Registration Statement on Form S-8 filed February 8, 1995.

          4.8 Amendment to 1989 Special Nonqualified Stock Option and Stock Purchase Plan adopted December 1994, incorporated by reference to Exhibit 4.9 to the Company's Registration Statement on Form S-8 filed February 8, 1995.

          4.9 Amendment to Executive Stock Plan adopted September 9, 1994, incorporated by reference to Exhibit 10.47 to the Company's Annual Report on Form 10-KSB filed October 13, 1995.

          4.10 Amendment to 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan adopted December 12, 1995, incorporated by reference to Exhibit 4.11 to the Company's Registration Statement on Form S-8 filed September 13, 1996.

          4.11 Amendment to 1989 Special Nonqualified Stock Option and Stock Purchase Plan adopted December 12, 1995, incorporated by reference to Exhibit 4.10 to the Company's Registration Statement on Form S-8 filed September 13, 1996.

          4.12 1996 Stock Incentive Plan, adopted on October 25, 1996, incorporated by reference to Exhibit 10.60 to the Company's Quarterly Report on Form 10-QSB filed November 12, 1996.

          5.1 Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

          23.1 Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

          23.2    Consent of Ernst & Young LLP, independent auditors.

          24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).

ITEM 9.  UNDERTAKINGS.

          (a)     The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                         (ii) To reflect in the prospectus any facts or events
                    which, individually or together, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any additional or changed material
                    information on the plan of distribution.

                    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act.

                    (2) That, for the purpose of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

                    (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 31st day of January, 1997.

                                        CORTEX PHARMACEUTICALS, INC.



                                          By: /s/ Vincent F. Simmon, Ph.D.
                                             ----------------------------
                                             Vincent F. Simmon, Ph.D.
                                             President and Chief Executive
                                              Officer
                                             (Principal Executive Officer)

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Cortex Pharmaceuticals, Inc., do hereby constitute and appoint Vincent F. Simmon, Ph.D. and D. Scott Hagen, or either of them, as our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                       Title                      Date
      ---------                       -----                      ----

/s/ Vincent F. Simmon, Ph.D.
------------------------------   President, Chief Executive   January 31, 1997
    Vincent F. Simmon, Ph.D.     Officer and Director


/s/ D. Scott Hagen
------------------------------   Vice President, Chief        January 31, 1997
     D. Scott Hagen Chief        Financial Officer and
                                 Secretary (Principal
                                 Financial and
                                 Accounting  Officer)

/s/ Harvey S. Sadow, Ph.D.
------------------------------    Chairman of the Board     January 31, 1997
    Harvey S. Sadow, Ph.D.        and Director


/s/ Robert F. Allnutt
------------------------------     Director                 January 31, 1997
    Robert F. Allnutt


/s/ Carl W. Cotman, Ph.D.
------------------------------     Director                 January 31, 1997
    Carl W. Cotman, Ph.D.


/s/ Michael G. Grey
------------------------------     Director                 January 31, 1997
    Michael G. Grey


/s/ Davis L. Temple, Jr., Ph.D.
------------------------------     Director                 January 31, 1997
    Davis L. Temple, Jr., Ph.D.

                                  EXHIBIT INDEX

Exhibit
Number    Description
------    -----------

4.1 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan, incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-1, No. 33-28284, effective on July 18, 1989.

4.2 1989 Special Nonqualified Stock Option and Stock Purchase Plan, incorporated by reference to Exhibit 10.9 to the Company's Registration Statement on Form S-1, No. 33-28284, effective on July 18, 1989.

4.3 Amendment to 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan adopted October 22, 1992, incorporated by reference to Exhibit 10.28 to the Company's Annual Report on Form 10-K filed September 16, 1992.

4.4 Amendment to 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan adopted December 13, 1993, incorporated by reference to Exhibit 4.9 to the Company's Registration Statement on Form S-8 filed January 28, 1994.

4.5 Amendment to 1989 Special Nonqualified Stock Option and Stock Purchase Plan adopted December 13, 1993, incorporated by reference to
          Exhibit 4.8 to the Company's Registration Statement on Form S-8 filed January 28, 1994.

4.6 Amendment to Executive Stock Plan adopted December 13, 1993, incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form S-8 filed January 28, 1994.

4.7 Amendment to 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan adopted December 15, 1994, incorporated by reference to Exhibit 4.10 to the Company's Registration Statement on Form S-8 filed February 8, 1995.

4.8 Amendment to 1989 Special Nonqualified Stock Option and Stock Purchase Plan adopted December 1994, incorporated by reference to Exhibit 4.9 to the Company's Registration Statement on Form S-8 filed February 8, 1995.

4.9 Amendment to Executive Stock Plan adopted September 9, 1994, incorporated by reference to Exhibit 10.47 to the Company's Annual Report on Form 10-KSB filed October 13, 1995.

4.10 Amendment to 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan adopted December 12, 1995, incorporated by reference to Exhibit 4.11 to the Company's Registration Statement on Form S-8 filed September 13, 1996.

4.11 Amendment to 1989 Special Nonqualified Stock Option and Stock Purchase Plan adopted December 12, 1995, incorporated by reference to
          Exhibit 4.10 to the Company's Registration Statement on Form S-8 filed September 13, 1996.

4.12 1996 Stock Incentive Plan, adopted on October 25, 1996, incorporated by reference to Exhibit 10.60 to the Company's Quarterly Report on Form 10-QSB filed November 12, 1996.

5.1 Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

23.1 Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

23.2      Consent of Ernst & Young LLP, independent auditors.

24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).